EXHIBIT 99.1

CONFIDENTIAL
EXECUTIVE—EXECUTION COPY

FORM OF CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is made and entered into as of _______________, 2007, by and between Aurora Oil & Gas Corporation, a Utah corporation (“AOG” or the “Company”), and _______________ (the “Executive”).

RECITALS

The Company has commenced a process of evaluating its strategic alternatives and the Board of Directors of the Company recognizes that the possibility of a Change in Control may exist. The Company believes that it is in its best interest to assure that it will have the continued dedication of its key executives and that it is imperative to diminish the inevitable distraction of key executives and employees by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage key executives full attention and dedication to the Company currently, and to provide the key executives with compensation and benefits arrangements upon a Change in Control which are competitive with those of other corporations in the industry in which the Company’s principal business activity is conducted.

Executive is a senior executive of the Company who has been employed as a key member of its senior management group and who possesses substantial knowledge and experience with respect to the business and operations of the Company.

NOW, THEREFORE, to assure the Company that it will have the continued undivided attention and services of the Executive and the availability of his advice and counsel notwithstanding the possibility or occurrence of a Change in Control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

1. Retention of Executive. Executive confirms his present intention to remain in the employ of the Company through the term of this Agreement. Except as may be otherwise provided under any other written agreement between Executive and the Company, the employment of Executive by the Company is “at will” and may be terminated, with or without cause, by the Company at any time during the term of this Agreement, subject to the Company’s obligation to provide the benefits hereinafter specified. No benefits shall be payable hereunder unless there shall have been a Change in Control of the Company, as defined in Section 2.

2. Certain Defined Terms.

(a) “Cause” is defined in Section 3(i) hereof.

(b) “Change in Control” means the occurrence of any of the following events (but only if with respect to the Executive, such event would constitute a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as defined under Section 409A of the Code):

(i) Change in Stock Ownership. Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, for the first time constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 2(b).

(ii) Change in Effective Control. Either of the following occurs:

(A)
Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company and thereby possesses for the first time 30% or more of the total voting power of the stock of the Company; or

(B)
A majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or

(iii) Change in Asset Ownership. Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company (without regard to any liabilities associated with such assets) immediately before such acquisition or acquisitions. However, a Change in Control shall not occur under this subparagraph (iii) if assets are transferred to:

(A)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)	a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding stock of the Company; or

(D)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in subparagraph (C) above;

Except as otherwise provided in this Section 2(b), status under subparagraphs (A), (B), (C), and (D) above is determined immediately after the transfer of assets.

For purposes of this Section 2(b), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations (including the Company) that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the extent of ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. However, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. In addition, persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time.

(c) “Disability” shall mean a determination by a physician acceptable to Executive and the Company by reason of physical or mental impairment for an aggregate of one hundred eighty (180) days (whether business or non-business days and whether or not consecutive) during any period of twelve consecutive months to such an extent that Executive is unable to substantially perform his duties of employment with the Company on a full-time basis..

3. Termination Following Change in Control. If any of the events constituting a Change in Control of the Company shall have occurred, Executive shall be entitled to the benefits provided in Subsection 4(c) below upon the subsequent termination of his employment unless such termination is:

(a) because of Executive’s death or Disability;

(b) by the Company for Cause; or

(c) by Executive other than for Good Reason.

(i) Cause. Termination of Executive’s employment for “Cause” shall mean termination upon:

(A)	Conviction of a felony in the conduct of Executive’s official duties or the failure of the Executive to contest prosecution of a felony.

(B)	Disclosure to unauthorized persons of Company information which is believed by the Board of Directors of the Company to be confidential which is demonstrably and materially adverse to the Company;

(C)	Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

(D)
Willful and continued failure to perform substantially Executive’s duties with the Company (other than for Disability or Good Reason) after a written demand for substantial performance is delivered by the Board or the Chief Executive Officer which specifically identifies the manner in which the Board or the Chief Executive Officer believes that Executive has not substantially performed his duties and, if the failure is one that can be cured, the Executive does not comply within thirty (30) days after receipt of such demand.

For purposes of this Section 3(i), no act, or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors) finding that in the good faith opinion of the Board of Directors that the Executive is guilty of the conduct set forth above in clauses (A), (B), or (C) of this Section 3(i) and specifying thereof in detail.

(ii) Good Reason. Executive shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without Executive’s express written consent, the occurrence on or after a Change in Control of the Company of any of the following circumstances:

(A)
Involuntary reduction in Executive’s base salary, as in effect immediately prior to a Change in Control, unless such reduction occurs on a proportional basis simultaneously with a Company-wide reduction in senior management salaries;

(B)
The assignment to the Executive of any duties inconsistent with those performed by the Executive immediately prior to the Change in Control or a substantial alteration in the nature or status of the Executive’s responsibilities which renders the Executive’s position to be of less dignity, responsibility or scope;

(C)	Involuntary relocation of Executive to another office located more than thirty-five (35) miles from Executive’s office location at the time the Change in Control occurs;

(D)	Any other material breach by the Company of its obligations contained in this Agreement;

(E)
Failure to obtain an assumption of the Company’s obligations under this Agreement by any successor to the Company, regardless of whether such entity becomes a successor to the Company as a result of a merger, consolidation, reorganization, sale of assets or other transaction; or

(F)	Termination of employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement;

provided, however, that “Good Reason” shall not be deemed to exist unless:

(1)
the Executive has provided notice to the Company of the existence of one or more of the conditions listed in (A) through (F) above within 90 days after the initial occurrence of such condition or conditions; and

(2)	such condition or conditions have not been cured by the Company within 30 days after receipt of such notice.

(iii) Executive’s right to terminate his employment pursuant to Subsection (ii) shall not be affected by his Disability. Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

(iv) Any proposed termination of Executive’s employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provisions so indicated and shall specify a “Date of Termination.” Any termination of employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement shall be a material breach by the Company.

4. Compensation Upon Termination. Upon the termination of Executive’s employment following a Change in Control, he shall be entitled to the following benefits:

(a) Termination for Disability, Death or Retirement. Upon Executive’s death or Disability, Executive shall receive his full base salary through the Executive’s Date of Termination, along with any other benefits provided to Executive in any benefit plan of the Company.

(b) Termination For Cause or by Executive Other Than For Good Reason. If Executive’s employment is terminated for Cause or Executive terminates Executive’s employment other than for Good Reason, the Company shall pay Executive his full base salary through the Date of Termination, plus all other amounts to which he is entitled under any compensation plan of the Company at the time of his termination (including vacation) and the Company shall have no further obligations to Executive under this Agreement.

(c) Termination Other Than For Cause or by Executive For Good Reason. If Executive’s employment is terminated other than for Cause or if Executive terminates his employment for Good Reason and such termination occurs within two years of any Change in Control of the Company, then Executive shall be entitled to the benefits provided below:

(i) Executive shall be paid his full base salary through the Date of Termination, plus all other amounts to which he is entitled under any compensation plan of the Company, to the extent that such payments come due within the thirty (30) day period following his Date of Termination.

(ii) In lieu of any further salary payments, bonuses or other compensation to be paid to Executive for periods subsequent to his Date of Termination, the Company shall pay to Executive as executive termination compensation a lump sum payment in an amount equal to ________________ his annual base salary at the rate in effect at the time the Notice of Termination is given or immediately preceding a Change in Control, whichever is higher. This payment shall be made one hundred eighty (180) days after the date of the Notice of Termination.

(iii) For a period of two (2) years after the Date of Termination, the Company shall provide Executive, on the same terms and conditions as active employees, with coverage under the Company’s medical and dental plans; provided, however, that after one year Executive’s right to participate will be pursuant to COBRA coverage with the Company paying the costs of COBRA premiums. During such two-year period, Executive shall be responsible for paying the normal employee share of the applicable premiums for coverage under the employee benefit plans.

(iv) In the event that Executive’s participation in any such welfare plan, program, or arrangement is barred, or any such plan, program, or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive was entitled to receive under such plans, programs, and arrangements immediately prior to the Date of Termination.

(d) At the time that any payments are made under this Agreement, the Company shall provide Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice such Company has received from Tax Counsel, its auditor, or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

5. Conditional Reduction.

(a) Notwithstanding anything in Section 4 to the contrary, in the event that it shall be determined (as hereafter provided), but for the application of this Section 5, that any payment or distribution by the Company to or for Executive’s benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, restricted stock, stock appreciation right or similar right, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing (individually and collectively, a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (“Code”), or any successor provision thereto, by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto), or to any similar tax imposed by state or local law, or to any interest or penalties with respect to such taxes (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then:

(i) if the difference of (x) the amount of the Payment, less (y) the amount of the Excise Tax, if any, imposed upon the Payment (such net amount referred to herein as “After-Tax Payment Amount”) would be greater by reducing the amount of the lump-sum severance payment otherwise payable to Executive to the minimum extent necessary (but in no event to less than zero) so that no portion of the Payment, after such reduction, constitutes an Excess Parachute Payment (as defined in Section 280G(b) of the Code, or any successor provision thereto), then the lump-sum severance payment shall be so reduced (the amount of such reduction shall be referred to as the “Excess Amount”); and

(ii) If the After-Tax Payment Amount would be greater without the reduction referred to in Subsection 5(a)(i) above, then there shall be no reduction in the lump-sum severance payment by application of this Section 5.

  (b) All determinations required to be made under this Section 5, including the After-Tax Payment Amount, whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a reduction in the amount of the lump-sum severance payment is to be made and the amount of such reduction, if any, shall be made (i) by Dennis, Gartland & Niergarth (or its successor) (the “Accounting Firm”), regardless of any services that the Accounting Firm has performed or may be performing for the Company, or (ii) if Dennis, Gartland & Niergarth (or its successor) is serving as accountant or auditor for the individual, entity or group effecting a Change in Control, or cannot (because of limitations under applicable law or otherwise) make the determinations required to be made under this Section 5, then by another recognized accounting firm selected by Executive and reasonably acceptable to the Company (which accounting firm shall then be the “Accounting Firm” hereunder). The Company, or Executive if he selects the Accounting Firm, shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within 30 calendar days after Executive’s termination of employment, if applicable, and any such other time or times as may be requested by the Company or Executive. Any determination by the Accounting Firm as to whether any reduction in the amount of the lump-sum severance payment is required pursuant to this Section 5 shall be binding upon Executive and the Company. The federal, state and local income or other tax returns filed by Executive and the Company shall be prepared and filed on a basis consistent with such determinations and calculations. The Company shall pay the lump-sum severance payment, as reduced or not reduced pursuant to the final determination of the Accounting Firm, to you no later than the later of (x) the time otherwise required hereunder or (y) five business days after receipt of such determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall, at the same time as it makes such determination, furnish the Company and Executive an opinion that Executive have substantial authority not to report any Excise Tax on Executive’s federal, state or local income or other tax return.

(c) As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that an Excess Parachute Payment was received by Executive which would have been intended to be reduced by the Excess Amount pursuant to Subsection 5(a)(i) above, then the Excess Amount shall be deemed an overpayment and Executive shall repay the Excess Amount to the Company on demand (but no less than ten days after Executive receives written demand).

(d) The Company and Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Subsection 5(b). Any determination by the Accounting Firm as to the calculation or amount of any payment or reduction shall be binding upon the Company and Executive.

(e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Subsection 5(b) shall be borne by the Company.

6. Outplacement and Employment Search Services. If a Change in Control of the Company occurs and within the specified period thereafter Executive’s employment with the Company is terminated whether by Executive for Good Reason or by the Company without Cause, the Company shall provide Executive, at the Company’s expense, which shall not exceed 25% of Executive’s base compensation in effect as of the effective time, outplacement and employment search services with a firm selected by Executive.

7. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment following the termination date. Accordingly, the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

8. Legal Fees and Expenses. It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive any or all of the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive’s choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction.

9. Continuing Obligations.

(a) The Executive hereby agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment with the Company shall be deemed to be confidential and proprietary to the Company and, except for personal documents and records of the Executive, shall be returned to the Company. The Executive further agrees to retain in confidence any confidential information known to him concerning the Company and its subsidiaries and their respective businesses so long as such information is not publicly disclosed, except that Executive may disclose any such information required to be disclosed in the normal course of his employment with the Company or pursuant to any court order or other legal process.

(b) If a Change in Control of the Company occurs and within the specified period thereafter Executive’s employment with the Company is terminated either by Executive for Good Reason or by the Company without Cause, then the Company shall, to the fullest extent permitted by law, honor all of the Company’s obligations to indemnify and hold Executive harmless (whether pursuant to the Company’s Amended and Restated Certificate of Incorporation, By-Laws, individual indemnity agreements, applicable laws or otherwise), including any obligations to advance funds against any cost or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to Executive to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigative, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred relating to or in connection with any action or omission in connection with Executive’s employment with the Company. In addition, the Company shall continue to provide directors and officers liability coverage for Executive’s benefit in the same maximum amount, and on substantially the same terms and conditions, as the policy currently in effect with respect to the Company’s directors and officers, for a period of at least six years.

10. Term. This Agreement will be effective and binding as of the date first above written immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement will not be operative unless and until a Change in Control occurs. Upon the occurrence of a Change in Control at any time during the Term (as defined below), without further action, this Agreement shall become immediately operative and may not be terminated during the two-year period commencing on the effective date of the Change in Control. For purposes of this Agreement, “Term” means the period commencing as of the date first above written and expiring as of the later of (i) the first anniversary of the date first above written or (ii) the second anniversary of the first occurrence of a Change in Control; provided, however, that (A) commencing on the first anniversary of the date first above written and each anniversary date thereafter, the Term of this Agreement will automatically be extended for an additional one year unless, not later than 180 days preceding each such anniversary date, the Company or the Executive shall have given notice that the Company or the Executive, as the case may be, does not wish to have the Term extended and (B) if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company and any subsidiary, thereupon without further action the Term shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect. For purposes of this Section 10, the Executive shall not be deemed to have ceased to be an employee of the Company and any subsidiary by reason of the transfer of Executive’s employment between the Company and any subsidiary, or among any subsidiaries.

11. Successors; Binding Agreement.

(a) The Company will require any successor in a Change in Control to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if he terminated his employment for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed his Date of Termination.

(b) This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Unless otherwise provided herein, if Executive should die while any amount would still be payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

12. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by overnight mail through a reputable overnight carrier or by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention of the Chief Executive Officer with a copy to the General Counsel of the Company, or to such other address as either party may have furnished to the other in writing, except that notice of change of address shall be effective only upon receipt.

13. Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Chairman of the Board of Directors or the Chairman’s designee. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar provisions or conditions at the same or at any prior or subsequent time.

14. Other Plans, etc. If the terms of this Agreement are inconsistent with the provisions of any other plan, program, policy, contract or arrangement of the Company, to the extent such plan, program, policy, contract or arrangement may be amended by the Company, the terms of this Agreement will be deemed to so amend such plan, program, policy, contract or arrangement, and the terms of this Agreement will govern.

15. Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party which is not expressly set forth in this Agreement.

16. Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan without regard to conflict of law provisions. Any dispute under this Agreement shall be resolved in the state court in Grand Traverse County, Michigan or, if in the federal courts, in federal court in the Western District of Michigan, in Grand Rapids, Michigan.

17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

18. Pronouns. Pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine or neuter.

19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

19. Prior Agreement. This Agreement supersedes and terminates any and all prior Executive termination benefits agreements by and among Company and the Executive.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth, thereby mutually and voluntarily agreeing that this Agreement supersedes and replaces any prior similar agreements for such termination benefits.

AURORA OIL & GAS CORPORATION

By:

Its:

“EXECUTIVE”

By: